                                                                  EXHIBIT 10.2

                                ESCROW AGREEMENT

     This ESCROW AGREEMENT (this "AGREEMENT"), dated as of December 22, 2000, is entered into by and among MILPI ACQUISITION CORP., a Delaware corporation ("BUYER"), PLM INTERNATIONAL, INC., a Delaware corporation ("COMPANY"), and BANK OF SAN FRANCISCO as escrow agent (the "ESCROW AGENT").

     WHEREAS, the respective Boards of Directors (or their equivalents) of Buyer and Company have approved the execution of an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified in accordance with its terms, the "MERGER AGREEMENT"), pursuant to which Buyer has, among other things, agreed to commence a cash tender offer to purchase shares of Company Common Stock as described in the Merger Agreement, which is to be followed by the merger of Buyer with and into Company on the terms and conditions set forth in the Merger Agreement;

     WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer and Company have entered into the Merger Agreement, setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Offer and the Merger; and

     WHEREAS, Section 7.5 of the Merger Agreement provides, among other things, that Buyer shall deliver to the Escrow Agent cash in the amount of $1,200,000 (the "BUYER ESCROW DEPOSIT") and Company shall deliver to the Escrow Agent cash in the amount of $1,700,000 (the "COMPANY ESCROW DEPOSIT"), to be held and disbursed pursuant to this Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. THE ESCROW FUND.


     (a) ESCROW AGENT. Buyer and Company hereby appoint Bank of San Francisco, and Bank of San Francisco hereby agrees to serve, as the Escrow Agent hereunder for purposes of receiving, holding, investing and disbursing the Buyer Escrow Fund and the Company Escrow Fund.

     (b) DELIVERY OF RETENTION CASH. Buyer is delivering to the Escrow Agent the Buyer Escrow Deposit, and Company is delivering to the Escrow Agent the Company Escrow Deposit. Upon receipt of the Buyer Escrow Deposit and the Company Escrow Deposit, the Escrow Agent shall acknowledge receipt thereof in writing to each of Buyer and Company.

     (c) ESCROW FUNDS. The Buyer Escrow Deposit and any instruments or securities representing the Buyer Escrow Deposit, including all proceeds and income derived (directly or indirectly) therefrom, are referred to collectively herein as the "BUYER ESCROW FUND". The Company Escrow Deposit and any instruments or securities representing the Company Escrow Deposit, including all proceeds and income derived (directly or indirectly)


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therefrom, are referred to collectively as the "COMPANY ESCROW FUND". The
Escrow Agent shall keep the Buyer Escrow Fund and the Company Escrow Fund in separate segregated accounts. The Buyer Escrow Fund and the Company Escrow Fund shall not be subject to any Lien or other encumbrance of any creditor of any party hereto.

     (d) INVESTMENT OF ESCROW FUNDS.

     (i) The Escrow Agent shall promptly invest and reinvest each of the Buyer Escrow Fund and the Company Escrow Fund, including all proceeds and income derived (directly or indirectly) therefrom, in (A) an interest-bearing account with an institution the deposits in which are insured by an agency of the United States, or (B) upon joint written instructions of Buyer and Company, securities issued by the United States or any department or agency thereof (collectively, "PERMITTED INVESTMENTS"); PROVIDED, HOWEVER, that no investment or reinvestment may be made that would subject the Buyer Escrow Fund or the Company Escrow Fund to an early withdrawal or termination penalty.

     (ii) The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relative to either the investment of the Buyer Escrow Fund or the Company Escrow Fund or the purchase, sale, retention or other disposition of any Permitted Investments. The Escrow Agent is hereby authorized to execute purchases and sales of Permitted Investments through its own trading or capital markets operations. The Escrow Agent shall send statements to each of the parties periodically reflecting activity for the escrow accounts in respect of each of the Company Escrow Fund and the Buyer Escrow Fund for the preceding month. Although the parties acknowledge that they may obtain a broker confirmation or written statement containing comparable information, each hereby agrees that confirmations of Permitted Investments are not required to be issued by the Escrow Agent for each period in which a statement is provided; PROVIDED, HOWEVER, that no confirmation statement need be rendered for such escrow accounts if no activity occurred for such period.

     (iii) Interest and other earnings on each of the Buyer Escrow Fund and the Company Escrow Fund, as applicable, shall be added to the Buyer Escrow Fund or the Company Escrow Fund, as applicable. Any loss or expense incurred from an investment will be borne by the Buyer Escrow Fund or Company Escrow Fund for which the investment was made.

     2. RELEASE FROM ESCROW FUNDS.

     (a) RELEASE OF THE BUYER ESCROW FUND.

     (i) In the event that Company becomes entitled to payment of liquidated damages in the amount of $1,000,000 pursuant to Section 10.6 of the Merger Agreement, Company shall be entitled, subject to compliance with the provisions set forth in this Section 2(a), to receive (A) from the Buyer Escrow Fund, the sum of (1) $1,000,000 (the "COMPANY LIQUIDATED DAMAGES PAYMENT") plus (2) the amount of its reasonable costs and expenses incurred in connection with any litigation to enforce this Agreement or to obtain any funds escrowed pursuant to this Agreement, as provided in Section 11.11 of the Merger Agreement, up to a maximum of $200,000 (the "COMPANY LITIGATION COSTS PAYMENT" and,

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collectively with the Company Liquidated Damages Payment, the "COMPANY
PAYMENT"), and (B) the full amount of the Company Escrow Fund.

     (ii) To obtain the Company Payment and to receive the amount thereof from the Company Escrow Fund, Company must deliver a certificate (the "COMPANY PAYMENT CERTIFICATE") to each of the Escrow Agent and Buyer certifying that Company is entitled to payment of the Company Liquidated Damages Payment pursuant to Section 10.6 of the Merger Agreement and, if applicable, to payment of the Company Litigation Costs Payment, specifying the amount thereof, pursuant to Section 11.11 of the Merger Agreement, and, accordingly, that Company is entitled to payment of $1,000,000 plus the amount of the Company Litigation Costs Payment, if applicable, from the Buyer Escrow Fund as well as payment of the full amount of the Company Escrow Fund.

     (iii) If Buyer believes in good faith that Company is not entitled to the Company Liquidated Damages Payment pursuant to Section 10.6 the Merger Agreement, or to all or any portion of the Company Litigation Costs Payment pursuant to Section 11.11 of the Merger Agreement, if applicable, Buyer shall give written notice (a "BUYER NOTICE") to each of Company and the Escrow Agent within five Business Days after receipt of the Company Payment Certificate (the "BUYER NOTICE PERIOD"). The Buyer Notice must set forth the reasons for such objection and the amount of the payment that is disputed and the portion that is undisputed, if any (the "UNDISPUTED COMPANY AMOUNT").

     (iv) If the Escrow Agent does not receive a Buyer Notice within the Buyer Notice Period, then the Escrow Agent shall promptly deliver to Company the Company Liquidated Damages Payment and, if applicable, the Company Litigation Costs Payment (to the extent requested by Company in the Company Payment Certificate), together with the full amount of the Company Escrow Fund. As promptly as practicable after delivery of such payments to Company, the Escrow Agent shall deliver to Buyer any remaining balance of the Buyer Escrow Fund.

     (v) If the Escrow Agent receives a Buyer Notice within the Buyer Notice Period, then the Escrow Agent shall promptly deliver to Company the Undisputed Company Amount, if any, and, if there is any Undisputed Company Amount, the Company Escrow Fund, and the Escrow Agent shall retain in escrow the remaining balance of the Buyer Escrow Fund after payment of any Undisputed Company Amount (the "DISPUTED COMPANY PAYMENT AMOUNT"). The Escrow Agent shall release any Disputed Company Payment Amount and, if the entire Company Payment is objected to in the Buyer Notice, the Company Escrow Fund, only in accordance with (A) written instructions to the Escrow Agent signed by both Buyer and Company, or
(B) a final and non-appealable decision of a court of competent jurisdiction.

     (b) RELEASE OF THE COMPANY ESCROW FUND.

     (i) In the event that Buyer becomes entitled to payment of the Termination Fee and other fees and expenses in the aggregate amount of $1,500,000 pursuant to Section 10.3(b) of the Merger Agreement, Buyer shall be entitled, subject to compliance with the provisions set forth in this Section 2(b), to receive (A) from the Company Escrow Fund the sum

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of (1) $1,500,000 (the "BUYER TERMINATION FEE PAYMENT") plus (2) the amount of its reasonable costs and expenses incurred in connection with any litigation to enforce this Agreement or to obtain any funds escrowed pursuant to this Agreement, as provided in Section 11.11 of the Merger Agreement, up to a maximum of $200,000 (the "BUYER LITIGATION COSTS PAYMENT" and, collectively with the Buyer Termination Fee Payment, the "BUYER PAYMENT"), and (B) the full amount of the Buyer Escrow Fund.

     (ii) To obtain the Buyer Payment and to receive the amount thereof from the Buyer Escrow Fund, Buyer must deliver a certificate (the "BUYER PAYMENT CERTIFICATE") to the Escrow Agent and Company certifying that Buyer is entitled to payment of the Buyer Termination Fee Payment pursuant to Section 10.3(b) of the Merger Agreement and, if applicable, to payment of the Buyer Litigation Costs Payment, specifying the amount thereof, pursuant to Section 11.11 of the Merger Agreement, and, accordingly, that Buyer is entitled to payment of $1,500,000 plus the Buyer Litigation Costs Payment, if applicable from the Company Escrow Fund as well as payment of the full amount of the Buyer Escrow Fund.

     (iii) If Company believes in good faith that Buyer is not entitled to the Buyer Termination Fee Payment pursuant to Section 10.3(b) of the Merger Agreement, or to all or any portion of the Buyer Litigation Costs Payment pursuant to Section 11.11 of the Merger Agreement, if applicable, Company shall give written notice (a "COMPANY NOTICE") to each of Buyer and the Escrow Agent within five Business Days after receipt of such Buyer Payment Certificate (the "COMPANY NOTICE PERIOD"). The Company Notice must set forth the reasons for such objection and the amount of the payment that is disputed and the portion that is undisputed, if any (the "UNDISPUTED BUYER AMOUNT").

     (iv) If the Escrow Agent does not receive a Company Notice within Company Notice Period, then the Escrow Agent shall promptly deliver to Buyer the Buyer Termination Fee Payment and, if applicable, the Buyer Litigation Costs Payment (to the extent requested by Buyer in the Buyer Payment Certificate), together with the full amount of the Buyer Escrow Fund. As promptly as practicable after delivery of payments to Company, the Escrow Agent shall deliver to Company any remaining balance of the Company Escrow Fund.

     (v) If the Escrow Agent receives a Company Notice within the Company Notice Period, then the Escrow Agent shall promptly deliver to Buyer the Undisputed Buyer Amount, if any, and, if there is any Undisputed Buyer Amount, the Buyer Escrow Fund, and the Escrow Agent shall retain in escrow the remaining balance of the Company Escrow Fund after payment of any Undisputed Buyer Amount (the "DISPUTED COMPANY PAYMENT AMOUNT"). The Escrow Agent shall release any Disputed Company Payment Amount and, if the entire Buyer Payment was objected to in the Company Notice, the Company Escrow Fund, only in accordance with (A) written instructions to the Escrow Agent signed by both Buyer and Company, or (B) a final and non-appealable decision of a court of competent jurisdiction.

     (c) RELEASE UPON TERMINATION OR AFTER THE CLOSING OF THE OFFER.

     (i) In the event that the Merger Agreement is terminated and/or the Transactions are not consummated under circumstances where Buyer is not entitled to any payment pursuant to Section 10.3(b) of the Merger Agreement and Company is not entitled to

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any payment pursuant to Section 10.6 of the Merger Agreement, Company and
Buyer shall deliver a certificate (the "JOINT CERTIFICATE") to the Escrow Agent directing the Escrow Agent to deliver (A) to Company the full amount of the Company Escrow Fund, and (B) to Buyer the full amount of the Buyer Escrow Fund. The Escrow Agent shall so deliver the Company Escrow Fund and the Buyer Escrow Fund not later than five Business Days after receipt of such Joint Certificate.

     (ii) In the event that Buyer shall have accepted and paid for (by delivery of the appropriate funds to the depositary for the Offer) all shares of Company Common Stock tendered and not withdrawn prior to the Offer Conditions Satisfaction Date pursuant to the Offer, Buyer shall be entitled to receive the full amount of the Buyer Escrow Fund and Buyer shall deliver a certificate to the Escrow Agent directing the Escrow Agent to deliver to Buyer the full amount of the Buyer Escrow Fund. Within five Business Days after delivery of the Buyer Escrow Fund to Buyer pursuant to this Section 2(c)(i), the Escrow Agent shall deliver to Company the full amount of the Company Escrow Fund.

     (iii) In the event that any amounts in the Buyer Escrow Fund or the Company Escrow Fund shall not have been released on or before the tenth anniversary of the date hereof in accordance with the terms hereof (except to the extent that such amounts are then the subject of ongoing litigation or a court order), the Escrow Agent shall promptly deliver (A) to Buyer any amounts remaining in the Buyer Escrow Fund, and (B) to Company any amounts remaining in the Company Escrow Fund.

     (d) METHOD OF DELIVERY. Each delivery of amounts from the Buyer Escrow Fund or the Company Escrow Fund pursuant to this Section 2 shall be effected by wire transfer of funds to an account or accounts designated by the party so entitled to such funds. Notwithstanding anything to the contrary in this Agreement, in the event that the Escrow Agent does not receive complete wire transfer instructions, the Escrow Agent shall not be required to deliver any funds until five Business Days after receipt of complete wire instructions from the appropriate party.

     3. THE ESCROW AGENT.

     (a) DUTIES, COMPENSATION AND LIABILITIES OF THE ESCROW AGENT.

     (i) The duties of the Escrow Agent are only those specifically provided herein, and the Escrow Agent shall not be liable for anything it may do or refrain from doing in the performance of its duties hereunder except as a result of its gross negligence, willful misconduct or bad faith. The Escrow Agent is not responsible for the validity or sufficiency of the Merger Agreement or this Agreement.

     (ii) The Escrow Agent shall be (A) entitled to receive compensation for its services hereunder as accrued and in accordance with the Schedule of Escrow Agent Fees attached hereto as SCHEDULE A, and (B) reimbursed as accrued promptly after delivery of a statement for all of its out-of-pocket expenses (including the reasonable fees and expenses of its counsel) reasonably incurred to perform its duties and obligations under this Agreement. Any

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amounts payable to the Escrow Agent pursuant to this Section 3(a) shall be paid one-half by Buyer and one-half by Company.

     (iii) Buyer and Company hereby agree, jointly and severally, to indemnify the Escrow Agent, including its officers, directors, employees and agents, against, and to hold it harmless from, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the performance of any of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection therewith. THE PARTIES HERETO AGREE THAT THE INDEMNIFICATION IN FAVOR OF THE ESCROW AGENT IS INTENDED TO, AND SHALL, HAVE THE EFFECT OF INDEMNIFYING THE ESCROW AGENT AGAINST THE RESULTS OF ITS OWN NEGLIGENCE OTHER THAN GROSS NEGLIGENCE.

     (iv) The Escrow Agent shall be entitled to rely, and to act and refrain from acting in reliance, upon any written notice, request, consent, certificate or other document furnished to it and believed by it to be genuine and to have been signed or sent by the proper party. The Escrow Agent may consult with counsel and shall not be liable for anything it may do or refrain from doing in accordance with the written opinion and instructions of its counsel. Copies of all such opinions shall be made available to the other parties hereto upon request.

     (v) The Escrow Agent shall make payment to or for, or deliver documents to, any other party hereto only if, in the Escrow Agent's judgment, such payment or delivery may be made under the terms of this Agreement without the Escrow Agent incurring any liability. If conflicting demands not expressly provided for in this Agreement are made, or notices served, upon the Escrow Agent with respect to its action or omission under this Agreement, the parties agree that the Escrow Agent shall have the right to elect to do either or both of the following: (A) withhold and stop all future actions or omissions on its part under this Agreement and wait for either instructions from all parties or a court order, and/or (B) file a complaint or action in interpleader or in the nature of interpleader or for instructions or for a declaratory judgment for other relief and obtain an order from the proper court requiring the parties to litigate in such court their conflicting claims and demands. In the event any such action is taken, the Escrow Agent shall thereafter be fully released and discharged from all obligations to perform any duties or obligations imposed upon it by this Agreement unless and until otherwise ordered by such court.

     (vi) If the Escrow Agent becomes involved in any litigation or dispute by reason of this Agreement, it may deposit with the clerk of a court of competent jurisdiction any and all funds, securities or other property held by it pursuant hereto and, thereupon, shall stand fully relieved and discharged of any further duties hereunder. Also, by reason hereof, the Escrow Agent is hereby authorized to interplead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court any and all funds, securities or other property held by it pursuant hereto and, thereupon, shall stand fully relieved and discharged of any further duties hereunder.

     (vii) The Escrow Agent shall only have those duties as are specifically provided herein, which shall be deemed purely ministerial in nature. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any

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other agreement, instrument or document between the other parties hereto, in connection herewith, including the Merger Agreement, and shall be required to act only pursuant to the terms and provisions of this Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement.

     (b) RESIGNATION; REMOVAL.

     (i) If at any time (A) the Escrow Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent, (B) a receiver for the Escrow Agent or for its property shall be appointed or any public officer shall take charge or control of the Escrow Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) at any other time as Buyer and Company may mutually agree, then Buyer and Company, acting together, may remove the Escrow Agent and appoint a successor Escrow Agent.

     (ii) The Escrow Agent may resign at any time upon 45 days' prior written notice to Buyer and Company.

     (iii) All items in the Buyer Escrow Fund and the Company Escrow Fund held by a removed or resigning Escrow Agent hereunder shall be delivered to such successor Escrow Agent on or prior to the effectiveness of such removal or resignation, or if such successor has not yet been appointed, to a court of competent jurisdiction pending appointment of a successor or as otherwise jointly instructed by Buyer and Company. The exculpation and indemnity provisions of Section 3(a) shall remain applicable to a removed or resigned Escrow Agent for all acts and omissions occurring before the Buyer Escrow Fund and the Company Escrow Fund are delivered to a successor Escrow Agent or is deposited into the court.

     4. GENERAL PROVISIONS.

     (a) TAX MATTERS.

         (i) PREPARATION AND FILING OF TAX RETURNS. Any Tax returns required to be prepared and filed will be prepared and filed by Buyer and/or Company, as applicable, with the Internal Revenue Service in all years income is earned, whether or not income is received or distributed in any particular Tax year, and Escrow Agent shall have no responsibility for the preparation and/or filing of any Tax return with respect to any income earned by the Buyer Escrow Fund or the Company Escrow Fund.

         (ii) PAYMENT OF TAXES. Any Taxes payable on income earned from the investment of any sums held in the Buyer Escrow Fund or Company Escrow Fund shall be paid by Buyer and/or Company, as applicable, whether or not the income was distributed by the Escrow Agent during any particular year.

     (b) TERMINATION. Unless terminated earlier with the consent of the parties hereto, this Agreement shall remain in full force and effect until all amounts in the Buyer Escrow Fund and the Company Escrow Fund shall have been released in accordance with the terms hereof; PROVIDED, HOWEVER, that this Agreement may be terminated on such earlier date, or may be extended until such later date, as may be established by any non-appealable final order of a court of competent jurisdiction directing the termination or extension of this Agreement. Sections 3(a)(i), 3(a)(ii), 3(a)(iii) and 3(b)(iii) shall survive the termination of this Agreement.

     5. NOTICES. Each notice, claim, certificate, request, demand or other communication (collectively, "COMMUNICATION") hereunder shall be in writing and addressed as follows:

                  If to Buyer:

                  MILPI Acquisition Corp.
                  200 Nyala Farms Road
                  Westport, Connecticut  06880
                  Attention:  James A. Coyne
                  Facsimile:  (203) 341-9988

                  with a copy to:

                  Nixon Peabody LLP
                  437 Madison Avenue
                  New York, New York  10022
                  Attention:  Richard F. Langan, Jr.
                  Facsimile:  (212) 940-3111

                  If to Company:

                  PLM International, Inc.
                  One Market
                  Steuart Street Tower, Suite 800
                  San Francisco, California  94105
                  Attention:  Robert N. Tidball
                  Facsimile:  (415) 905-7256

                  with a copy to:

                  Greene Radovsky Malone & Share LLP
                  Four Embarcadero Center, Suite 400
                  San Francisco, California  94111
                  Attention:  Joseph S. Radovsky
                  Facsimile:  (415) 777-4961

                  If to the Escrow Agent:

                  Bank of San Francisco
                  550 Montgomery Street
                  San Francisco, California  94111
                  Attention:  Chloe A. Flowers
                  Facsimile:  (415) 391-2338


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or to such other addresses as the person to whom the Communication is to be sent may have previously furnished to the other parties in writing. Any Communication shall be deemed conclusively to have been given, effective and received (i) on the first Business Day following the day duly sent by confirmed facsimile or timely received by Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of transmission or delivery prepaid, (ii) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested, or (iii) when otherwise personally delivered to the addressee; PROVIDED, HOWEVER, that whenever any Communication shall be required hereunder to be given to more than one of the parties hereto, such Communication shall be given concurrently to each party hereto by any one of the means specified in the same clause set forth above, at the election of the party giving the same, with the effect that all of such Communications shall be deemed to have been given, effective and received at the same time as of the latest date so deemed received by any party hereto.

                  (c) ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                  (d) ASSIGNMENT; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights.

                  (e) GOVERNING LAW. This Agreement shall be governed in all respects by the Laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of Law). The exclusive venue for the adjudication of any dispute or proceeding arising out of this Agreement or the performance hereof shall be the courts located in Dover County, Delaware, and each of the parties hereto consents to and hereby submits to the jurisdiction of any court located in Dover County, Delaware or Federal courts in Delaware.

                  (f) HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (g) CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION.

                       (i) Capitalized terms used herein and not otherwise defined are used with the meanings ascribed to them in the Merger Agreement.

                       (ii) References in this Agreement to any gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Agreement or to other agreements described herein means those Persons executing such agreements.

                       (iii) The words "include", "including" or "includes" shall be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appear in this Agreement. The word "or" shall be deemed to be inclusive.

                       (iv) This Agreement is the joint drafting product of each of the parties hereto, and each provision has been subject to negotiation and agreement and shall not be construed for or against any party as drafter thereof.

                  (h) COUNTERPARTS; FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

                  (i) AMENDMENT. This Agreement may not be amended, modified or waived except by an instrument in writing signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, Buyer, Company and the Escrow Agent have caused this Escrow Agreement to be duly executed and delivered as of the date first written above.

                                MILPI ACQUISITION CORP.



                                By: /s/ James A. Coyne
                                    --------------------------------
                                     James A. Coyne, Vice President



                                PLM INTERNATIONAL, INC.



                                By: /s/ Robert Tidball
                                    --------------------------------
                                     Robert Tidball, Chairman



                                BANK OF SAN FRANCISCO



                                By: /s/ Chloe A. Flowers
                                    --------------------------------
                                     Chloe A. Flowers

                                   SCHEDULE A

         Escrow Fee:  $3,800